Press Release

Vuzix Secures $4.0 Million Term Debt and Restructures $2.3 Million in Short-Term Debt

ROCHESTER, NEW YORK— (December 23, 2010) - Vuzix Corporation (TSX-V: VZX, OTC:BB: VUZI) (“Vuzix” or, the “Company”) reported today that it closed a private placement financing in the principal amount of $4.0 million with LC Capital Master Fund Ltd. (the “Lender”).  The Lender has the right to convert its debt into shares of Vuzix Common Stock (“Common Shares”).  The Lender received Warrants to purchase additional Common Shares.  In connection with the financing, holders of approximately $2.3 million of indebtedness from the Company deferred payments of the amounts owed them. Those creditors received warrants to purchase Common Shares.  Details of each of these transactions are set forth below.

(Please note that all amounts are stated in U.S. dollars unless otherwise noted.)

$4 Million Term Debt Facility:

The convertible, senior secured term loan (the “Loan”) is in the principal amount of $4,000,000.  Accrued interest is to be paid semi-annually at a rate of 12% per annum commencing 6 months after closing. No payments of principal are required in the first 12 months of the loan.  Beginning in the 13th month following closing, the Company is required to make 24 equal monthly payments of $141,666. A final principal payment of $600,000 is due at the end of the 48-month period.

The Company will use approximately $425,000 to repay two bank loans and three notes payable. An additional $1,500,000 will be used to pay down supplier accounts.  The balance of approximately $2,000,000 will be used to improve the Company’s working capital position and liquidity. The unpaid principal and accrued interest on the Loan is convertible into Common Shares at a price of $0.09965 per share, at any time.

The Company issued to the Lender warrants to purchase up to 40,000,000 Common Shares (the “Warrants”), at an exercise price of $0.09965 per share, at any time prior to December 23, 2014.

The maximum number of Common Shares that may be issued pursuant to: (i) the exercise of Warrants; and (ii) the conversion of principal and interest owing under the Loan, shall not exceed 46,517,695 Common Shares, which corresponds to 15% of the Company’s currently issued and outstanding Common Shares after giving the effect to the exercise of the conversion rights and the Warrants.

The Loan agreement contains certain covenants, including the maintenance of minimum cash levels of $500,000 or unused operating lines of an equivalent amount and positive EBITDA operating results. Beginning with the quarter ending March 31, 2011, Vuzix is required to achieve positive EBITDA operating results each quarter, starting at nil and increasing to $1,000,000 per quarter over the term of the Loan. The Lender is also entitled to appoint two new board members to the Company’s board of directors, subject to the mutual agreement upon suitable candidates and regulatory approval.

December 23, 2010	Press Release

Additionally if the Company does not enter into a working line of credit secured by Accounts Receivable and Inventory of not less than $1,000,000 nor more than $2,000,000, within 90 days following the closing date, the Company must pay the Lender a fee of $200,000, payable on the fourth anniversary of the closing date and convertible into Common Shares at a conversion price equal to the greater of (i) the U.S. Dollar equivalent of CDN$0.10 per share and (ii) the market price of the Common Shares on the date of issuance of such promissory note. If such a line of credit is not obtained within 180 days from the Closing Date, Vuzix shall pay the Lender an additional fee of $400,000, payable on the fourth anniversary of the Closing Date and convertible into Common Shares of the Company at a conversion price equal to the greater of (i) the U.S. Dollar equivalent of CDN$0.10 per share and (ii) the market price of the Commons Shares, on the date of issuance of such promissory note.

The maximum number of Common Shares that the Lender may acquire pursuant to the exercise of Warrants, the conversion of the Loan and the conversion of the line of credit penalty fees is of 52,507,695, or 19.9% of the Company’s issued outstanding Common Shares on the date hereof.

The foregoing is only a summary of the transaction between Vuzix and the Lender.  Reference is made to the report on Form 8-K that Vuzix will file with the United States Securities and Exchange Commission and to the copies of the transaction documents that will be attached to that report for a complete presentation of the terms of the transaction between Vuzix and the Lender.

Kaufman Bros. acted as the Company’s financial advisor with respect to the Loan transaction and was: (i) paid an advisory fee of $50,000; and (ii) issued warrants to purchase 1,000,000 Common Shares.  The warrants issued to Kaufman Bros. have the same terms as the Warrants.

Debt Restructuring

In connection with the financing, four existing secured lenders who are currently owed $2,320,980 in principal and accrued interest have agreed to subordinate their security interests in favor of the Lender and to extend the period of debt repayments for 24 to 36 months following closing of the Loan transaction. As partial compensation for subordination and postponement, these existing creditors were issued warrants to purchase an aggregate of 4,612,666 Common Shares, with an exercise price of US$0.09965 per share. The Warrants are exercisable until the earlier of the maturity date of the indebtedness owing to the applicable creditor or 5 years from the closing date.

One of the subordinating lenders is Paul Travers, the Company’s President and CEO, who is owed an aggregate of $258,658 by the Company in respect of advances made by Mr. Travers to the Company in 2008. Mr. Travers will be issued warrants to purchase 1,034,633 Common Shares in consideration for the subordination and postponement of amounts owing to him.

Mr. Travers is a related party within the meaning of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”).  Consequently, the issuance of warrants to Mr. Travers constitutes a related party transaction within the meaning of MI 61-101 requiring the Corporation, in the absence of exemptions, to obtain a formal valuation for, and minority shareholder approval of, the related party transaction.  The Company has determined that an exemption from the formal valuation requirements under MI 61-101, specifically under section 5.5(a) thereof.  The Company has determined that an exemption is also available from the minority shareholder approval requirements under the exemption in Section 5.7(a) of MI 61-101.  The disclosure of the related party transaction in this news release is less than 21 days prior to the closing of such related party transaction.  The disclosure of the proposed related party transaction in this news release is reasonable given that the related party transaction was negotiated in the context of the negotiation and completion of the Loan transaction.

All of the securities issued pursuant to the transactions referred to herein are subject to resale restrictions under applicable TSX Venture Exchange policies for a period of four months from the date hereof

December 23, 2010	Press Release

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear products in the defense, consumer and media & entertainment markets. The Company’s products, personal display devices that offer users a portable high quality viewing experience, provide solutions for mobility, thermal sighting systems, tactical wearable displays, virtual and augmented reality. With its origins in defense research and development for next generation display solutions, Vuzix holds over 51 patents in the Video Eyewear field. The company and has won 9 Consumer Electronics Show Innovations Awards, the RetailVision Best New Product, several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (TSX-V:VZX - News, OTC:BB: VUZI) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan. For more information visit www.vuzix.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this release are "forward looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward looking statements contained in this release may relate to, among other things, the Company’s proposed repayment of principal and interest, the future issuance by the Company of Common Shares upon exercise of warrants, the conversion of the Loan and the conversion of deferred structuring penalty fees, the Company’s use of the Loan proceeds and the negotiation and entering into of an operating credit facility. They are generally identified by words such as "plans," "seeks," "believes," "may," "expects," "anticipates," "should'" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially from those projected in the Company's forward-looking statements due to, among other things, our ability to raise necessary capital; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the timing of new product launches; delays in product development; and dependence on third parties for certain key components. These risk factors and others are described in the Company's reports filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators. Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further press information, please contact:

Charlotte Walker, VP Corporation Communications
IR@vuzix.com
75 Town Centre Drive
Rochester, NY USA
Tel: (585) 359-5910